FOR IMMEDIATE RELEASE

STIFEL REPORTS FOURTH QUARTER AND FULL-YEAR 2015 FINANCIAL RESULTS

20th Consecutive Year of Record Net Revenues

Record 2015 Revenues & Record Pre-Tax Operating Income in Global Wealth Management

Quarterly Highlights

•	Net revenues of $581.3 million, increased 1% compared with the year-ago quarter.
•	Non-GAAP net income of $40.2 million, or $0.51 per diluted common share.
•	Net income of $11.2 million, or $0.14 per diluted common share.
•	Repurchased 1.2 million shares for approximately $51.9 million.

ST. LOUIS, February 23, 2016 – Stifel Financial Corp. (NYSE: SF) today reported net income of $11.2 million, or $0.14 per diluted common share on net revenues of $581.3 million for the three months ended December 31, 2015, compared with net income of $45.2 million, or $0.58 per diluted common share, on net revenues of $578.1 million for the fourth quarter of 2014.

For the three months ended December 31, 2015, the Company reported non-GAAP net income of $40.2 million, or $0.51 per diluted common share, compared with non-GAAP net income of $58.4 million, or $0.75 per diluted common share for the fourth quarter of 2014. These non-GAAP results exclude merger-related expenses of $29.0 million (after-tax), primarily related to the acquisitions of Barclays Wealth and Investment Management, Americas and Sterne Agee. A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed below under “Non-GAAP Financial Measures.”

	Three Months Ended					Year Ended
(in 000s)	12/31/15	12/31/14	% Change	9/30/15	% Change	12/31/15	12/31/14	% Change
Net revenues	$581,286	$578,076	0.6	$591,575	(1.7)	$2,331,594	$2,208,424	5.6
Net income	$11,172	$45,182	(75.3)	$17,179	(35.0)	$92,336	$176,067	(47.6)
Non-GAAP net income [1]	$40,211	$58,440	(31.2)	$47,705	(15.7)	$193,061	$210,432	(8.3)
Earnings per common share:
Basic	$0.16	$0.67	(76.1)	$0.25	(36.0)	$1.35	$2.65	(49.1)
Diluted	$0.14	$0.58	(75.9)	$0.22	(36.4)	$1.18	$2.31	(48.9)
Non-GAAP net income [1]	$0.51	$0.75	(32.0)	$0.60	(0.15)	$2.46	$2.76	(10.9)
Weighted average number of common shares outstanding:
Basic	68,150	66,851	1.9	69,633	(2.1)	68,543	66,472	3.1
Diluted	79,355	77,540	2.3	79,759	(0.5)	78,554	76,376	2.9

[1]	A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed under “Non-GAAP Financial Measures.”

Annual Highlights

•	Record net revenues of $2.3 billion, increased 6% compared with 2014.
•	Non-GAAP net income of $193.1 million, or $2.46 per diluted common share.
•	Net income decreased 48% to $92.3 million in 2015.
•	Completed two acquisitions: Sterne Agee and Barclays Wealth and Investment Management, Americas

Full-Year 2015 Results

For the year ended December 31, 2015, the Company reported net income of $92.3 million, or $1.18 per diluted common share on record net revenues of $2.3 billion, compared with net income of $176.1 million, or $2.31 per diluted share, on net revenues of $2.2 billion in 2014.

For the year ended December 31, 2015, the Company reported non-GAAP net income of $193.1 million, or $2.46 per diluted share, compared with non-GAAP net income of $210.4 million, or $2.76 per diluted common share for the comparable period in 2014. A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed below under “Non-GAAP Financial Measures.”

Chairman’s Comments

“We are excited to report that 2015 was our 20th consecutive year of record net revenues. We completed two acquisitions: Sterne Agee in June, which added financial advisors and fixed income capabilities, and Barclays Wealth and Investment Management, Americas in December, which significantly expands our high net worth advisory business,” stated Ronald J. Kruszewski, Chairman and CEO of Stifel.

“While the challenging market environment impacted fourth quarter activity, we plan to focus on optimizing our current capital base, managing our expense base, and taking the necessary steps to achieve our key financial targets. We will continue to selectively add capabilities and evaluate opportunities that further our strategic objectives. With a balanced business model, we believe we are well positioned to take advantage of opportunities ahead.”

Fourth Quarter 2015

Brokerage Revenues

Brokerage revenues, defined as commissions plus principal transactions, were $294.8 million, a 9% increase compared with the fourth quarter of 2014 and a 2% increase compared with the third quarter of 2015.

•	Global wealth management brokerage revenues were $166.3 million, a 4% increase compared with the fourth quarter of 2014 and a 2% decrease compared with the third quarter of 2015.
•	Institutional equity brokerage revenues were $54.8 million, a 19% decrease compared with the fourth quarter of 2014 and an 8% decrease compared with the third quarter of 2015.
•	Institutional fixed income brokerage revenues were $73.6 million, a 66% increase compared with the fourth quarter of 2014 and a 21% increase compared with the third quarter of 2015.

Investment Banking Revenues

Investment banking revenues were $102.8 million, a 40% decrease compared with the fourth quarter of 2014 and a 13% decrease compared with the third quarter of 2015.

•	Equity capital raising revenues were $40.5 million, a 15% decrease compared with the fourth quarter of 2014 and an 11% increase compared with the third quarter of 2015.
•	Fixed income capital raising revenues were $29.6 million, a 41% increase compared with the fourth quarter of 2014 and a 9% decrease compared with the third quarter of 2015.
•	Advisory fee revenues were $32.6 million, a 68% decrease compared with the fourth quarter of 2014 and a 34% decrease compared with the third quarter of 2015.

Asset Management and Service Fee Revenues

Asset management and service fee revenues were $129.3 million, a 22% increase compared with the fourth quarter of 2014 and a 1% decrease compared with the third quarter of 2015. The increase from the prior year is due to the higher value of fee-based accounts as a result of market appreciation and new client assets.

Compensation and Benefits Expenses

For the quarter ended December 31, 2015, compensation and benefits expenses were $399.0 million, which included $21.5 million of merger-related expenses. This compares with $370.5 million in the fourth quarter of 2014 and $404.2 million in the third quarter of 2015.

Excluding merger-related expenses, compensation and benefits as a percentage of net revenues was 64.8% in the fourth quarter of 2015, compared with 61.5% in the fourth quarter of 2014 and 62.9% in the third quarter of 2015.

Transition pay, which primarily consists of amortization of retention awards, signing bonuses, and upfront notes, was 3.9% of net revenues in the fourth quarter of 2015, compared with 4.0% in the fourth quarter of 2014 and 3.7% in the third quarter of 2015.

Non-Compensation Operating Expenses

For the quarter ended December 31, 2015, non-compensation operating expenses were $171.2 million, which included merger-related expenses of $23.6 million. This compares with $138.2 million in the fourth quarter of 2014 and $165.0 million in the third quarter of 2015.

Excluding merger-related expenses, non-compensation operating expenses as a percentage of net revenues for the quarter ended December 31, 2015 was 25.4%, compared with 23.0% in the fourth quarter of 2014 and 24.9% in the third quarter of 2015.

Provision for Income Taxes

The effective income tax rate for the quarter ended December 31, 2015 was impacted by the recognition of a U.S. tax benefit due to a realized loss on our investment in Sterne UK Ltd. The current quarter effective rate compares with 34.4% in the fourth quarter of 2014 and 23.1% in the third quarter of 2015.

Full-Year 2015

Brokerage Revenues

Brokerage revenues were $1.14 billion, a 4% increase compared to $1.10 billion in 2014.

•	Global wealth management brokerage revenues were $652.7 million, a 2% increase compared to $638.5 million in 2014.
•	Institutional equity brokerage revenues were $235.2 million, a 6.0% decrease compared to $250.2 million in 2014.
•	Institutional fixed income brokerage revenues were $251.0 million, a 19% increase compared to $211.4 million in 2014.

Investment Banking Revenues

Investment banking revenues were $503.1 million, an 11% decrease compared to $562.8 million in 2014.

•	Equity capital raising revenues were $177.5 million, an 18% decrease compared to $217.4 million in 2014.
•	Fixed income capital raising revenues were $130.1 million, an 81% increase compared to $71.9 million in 2014.
•	Advisory fee revenues were $195.5 million, a 29% decrease compared to $273.5 million in 2014.

Asset Management and Service Fee Revenues

Asset management and service fee revenues were $493.8 million, a 28% increase compared to $386.0 million in 2014. The increase is due to the higher value of fee-based accounts, as a result of market appreciation and new client assets.

Compensation and Benefits Expenses

For the year ended December 31, 2015, compensation and benefits expenses were $1.6 billion, which included $96.8 million of merger-related expenses, compared to $1.4 billion in 2014.

Excluding merger-related expenses, compensation and benefits as a percentage of net revenues for the year ended December 31, 2015 was 63.0%, compared with 62.3% in 2014. Transition pay as a percentage of net revenues for the year ended December 31, 2015 was 3.8%, compared with 4.4% in 2014.

Non-Compensation Operating Expenses

For the year ended December 31, 2015, non-compensation operating expenses were $621.2 million, which included merger-related expenses of $60.8 million, compared to $513.7 million in 2014.

Excluding merger-related expenses, non-compensation operating expenses as a percentage of net revenues for the year ended December 31, 2015 was 24.0%, compared with 22.5% in 2014.

Provision for Income Taxes

The effective income tax rate for the year ended December 31, 2015 was 34.8% compared with 38.4% in 2014. The effective rate in 2015 was impacted by the recognition of a U.S. tax benefit due to a realized loss on our investment in Sterne UK Ltd.

Assets and Capital

Assets

•

Assets increased 40% to $13.3 billion as of December 31, 2015 from $9.5 billion as of December 31, 2014. The increase is attributable to growth of Stifel Bank, which as of December 31, 2015 has grown its assets to $7.3 billion from $5.2 billion as of December 31, 2014 and the acquisitions of Barclays Wealth and Investment Management, Americas and Sterne Agee in 2015.

•

At December 31, 2015, the Company’s Level 3 assets of $133.3 million, or 1% of total assets, consisted of $57.0 million of auction rate securities and $76.3 million of partnership interests, private company investments, private equity, and fixed income securities. The Company’s Level 3 assets as a percentage of total assets measured at fair value was 5% at December 31, 2015.

•	Non-performing assets as a percentage of total assets as of December 31, 2015 was 0.03%.

Capital

•	Stockholders’ equity as of December 31, 2015 increased $170.4 million, or 7%, to $2.49 billion from $2.32 billion as of December 31, 2014.
•

During the three months ended December 31, 2015, the Company repurchased 1.2 million shares for approximately $51.9 million bringing the total repurchases to 2.7 million shares for approximately $117.8 million in 2015.

•	At December 31, 2015, book value per common share was $37.19 based on 67.0 million common shares outstanding. This represents a 6% increase from December 31, 2014.
•	At December 31, 2015, the Company’s Tier 1 leverage capital and Tier 1 risk-based capital ratios were 16.6% and 25.4%, respectively, compared to 16.5% and 25.0%, respectively, at December 31, 2014.

Conference Call Information

Stifel Financial Corp. will host its fourth quarter and full-year 2015 financial results conference call on Tuesday, February 23, 2016, at 5:00 p.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (877) 876-9938 and referencing conference ID #88941816. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company's web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated; Keefe Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; and Century Securities Associates, Inc., and in the United Kingdom and Europe through Stifel Nicolaus Europe Limited. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and 1919 Investment Counsel & Trust Company offer trust and related services. To learn more about Stifel, please visit the Company’s web site at www.stifel.com.

Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Summary Results of Operations (Unaudited)
	Three Months Ended					Year Ended
(in thousands, except per share amounts)	12/31/15	12/31/14	% Change	9/30/15	% Change	12/31/15	12/31/14	% Change
Revenues:
Commissions	$187,287	$180,127	4.0	$194,083	(3.5)	$749,536	$690,197	8.6
Principal transactions	107,464	91,617	17.3	95,593	12.4	389,319	409,929	(5.0)
Brokerage revenues	294,751	271,744	8.5	289,676	1.8	1,138,855	1,100,126	3.5
Investment banking	102,811	171,956	(40.2)	118,753	(13.4)	503,052	562,804	(10.6)
Asset management and service fees	129,319	105,962	22.0	130,636	(1.0)	493,761	386,001	27.9
Other income	18,251	(3,960)	(560.9)	18,930	(3.6)	62,224	14,785	320.9
Operating revenues	545,132	545,702	(0.1)	557,995	(2.3)	2,197,892	2,063,716	6.5
Interest revenue	48,639	44,934	8.2	43,376	12.1	179,101	185,969	(3.7)
Total revenues	593,771	590,636	0.5	601,371	(1.3)	2,376,993	2,249,685	5.7
Interest expense	12,485	12,560	(0.6)	9,796	27.4	45,399	41,261	10.0
Net revenues	581,286	578,076	0.6	591,575	(1.7)	2,331,594	2,208,424	5.6
Non-interest expenses:
Compensation and benefits	398,966	370,454	7.7	404,205	(1.3)	1,568,862	1,403,932	11.7
Occupancy and equipment rental	61,667	43,929	40.4	53,282	15.7	207,465	169,040	22.7
Communications and office supplies	34,652	28,775	20.4	35,678	(2.9)	130,678	106,926	22.2
Commission and floor brokerage	10,895	8,308	31.1	12,430	(12.3)	42,518	36,555	16.3
Other operating expenses	64,024	57,232	11.9	63,632	0.6	240,504	201,177	19.5
Total non-interest expenses	570,204	508,698	12.1	569,227	0.2	2,190,027	1,917,630	14.2
Income from continuing operations before income taxes	11,082	69,378	(84.0)	22,348	(50.4)	141,567	290,794	(51.3)
Provision for income taxes	(90)	23,890	(100.4)	5,169	(101.7)	49,231	111,664	(55.9)
Net income from continuing operations	11,172	45,488	(75.4)	17,179	(35.0)	92,336	179,130	(48.5)
Discontinued operations:
Loss from discontinued operations, net of tax	—	(306)	(100.0)	—	—	—	(3,063)	(100.0)
Net income	$11,172	$45,182	(75.3)	$17,179	(35.0)	$92,336	$176,067	(47.6)
Earnings per basic common share:
Income from continuing operations	$0.16	$0.67	(76.1)	$0.25	(36.0)	$1.35	$2.69	(49.8)
Loss from discontinued operations	—	—	—	—	—	—	(0.04)	(100.0)
Earnings per basic common share	$0.16	$0.67	(76.1)	$0.25	(36.0)	$1.35	$2.65	(49.1)
Earnings per diluted common share:
Income from continuing operations	$0.14	$0.59	(76.3)	$0.22	(36.4)	$1.18	$2.35	(49.8)
Loss from discontinued operations	—	(0.01)	(100.0)	—	—	—	(0.04)	(100.0)
Earnings per diluted common share	$0.14	$0.58	(75.9)	$0.22	(36.4)	$1.18	$2.31	(48.9)
Weighted average number of common shares outstanding:
Basic	68,150	66,851	1.9	69,633	(2.1)	68,543	66,472	3.1
Diluted	79,355	77,540	2.3	79,759	(0.5)	78,554	76,376	2.9

Statistical Information

(in thousands, except per share, employee and location amounts)
	12/31/15	12/31/14	% Change	9/30/15	% Change
Statistical Information:
Book value per share	$37.19	$35.00	6.3	$36.63	1.5
Financial advisors [2]	2,891	2,103	37.5	2,846	1.6
Full-time associates	7,133	6,223	14.6	6,865	3.9
Locations	402	367	9.5	391	2.8
Total client assets	$234,070,000	$186,558,000	25.5	$205,085,000	14.1

Business Segment Results

Summary Segment Results (Unaudited)
	Three Months Ended					Year Ended
(in 000s)	12/31/15	12/31/14	% Change	9/30/15	% Change	12/31/15	12/31/14	% Change
Net revenues:
Global Wealth Management	$347,216	$310,980	11.7	$357,306	(2.8)	$1,377,313	$1,232,651	11.7
Institutional Group	246,325	276,222	(10.8)	232,125	6.1	975,594	997,071	(2.2)
Other	(12,255)	(9,126)	34.3	2,144	*	(21,313)	(21,298)	0.1
	$581,286	$578,076	0.6	$591,575	(1.7)	$2,331,594	$2,208,424	5.6
Operating contribution: [3]
Global Wealth Management	$92,077	$84,178	9.4	$97,227	(5.3)	$382,126	$346,978	10.1
Institutional Group	40,917	47,734	(14.3)	25,853	58.3	141,042	165,546	(14.8)
Other	(75,701)	(42,173)	79.5	(51,128)	48.1	(220,205)	(175,252)	25.7
	$57,293	$89,739	(36.2)	$71,952	(20.4)	$302,963	$337,272	(10.2)
As a percentage of net revenues:
Compensation and benefits
Global Wealth Management	57.1	58.0		57.1		56.7	57.1
Institutional Group	58.1	61.3		62.0		61.1	61.4
Non-comp. operating expenses
Global Wealth Management	16.4	14.9		15.7		15.7	14.8
Institutional Group	25.3	21.4		26.9		24.4	22.0
Income before income taxes[3]
Global Wealth Management	26.5	27.1		27.2		27.7	28.1
Institutional Group	16.6	17.3		11.1		14.5	16.6
	9.8	15.5		12.2		13.0	15.2

*	Percentage not meaningful.

[2]	Includes 719, 138, and 755 independent contractors at December 31, 2015, December 31, 2014, and September 30, 2015, respectively.
[3]	A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed under “Non-GAAP Financial Measures.”

Global Wealth Management Summary Results of Operations (Unaudited)
	Three Months Ended					Year Ended
(in 000s)	12/31/15	12/31/14	% Change	9/30/15	% Change	12/31/15	12/31/14	% Change
Revenues:
Commissions	$128,395	$115,351	11.3	$134,476	(4.5)	$504,206	$453,730	11.1
Principal transactions	37,944	44,761	(15.2)	34,843	8.9	148,475	184,772	(19.6)
Brokerage revenues	166,339	160,112	3.9	169,319	(1.8)	652,681	638,502	2.2
Asset management and service fees	130,382	105,511	23.6	129,032	1.0	492,814	385,182	27.9
Net interest	42,187	40,236	4.8	36,326	16.1	154,389	154,694	(0.2)
Investment banking	8,313	9,721	(14.5)	10,146	(18.1)	43,687	45,472	(3.9)
Other income	(5)	(4,600)	*	12,483	*	33,742	8,801	283.4
Net revenues	347,216	310,980	11.7	357,306	(2.8)	1,377,313	1,232,651	11.7
Non-interest expenses:
Compensation and benefits	198,137	180,491	9.8	203,959	(2.9)	781,573	703,679	11.1
Non-compensation operating expenses	57,002	46,311	23.1	56,120	1.6	213,614	181,994	17.4
Total non-interest expenses	255,139	226,802	12.5	260,079	(1.9)	995,187	885,673	12.4
Income before income taxes	$92,077	$84,178	9.4	$97,227	(5.3)	$382,126	$346,978	10.1
As a percentage of net revenues:
Compensation and benefits	57.1	58.0		57.1		56.7	57.1
Non-compensation operating expenses	16.4	14.9		15.7		15.6	14.8
Income before income taxes	26.5	27.1		27.2		27.7	28.1

*	Percentage not meaningful.

Stifel Bank & Trust (Unaudited)
Key Statistical Information
(in 000s, except percentages)	12/31/15	12/31/14	% Change	9/30/15	% Change
Other information:
Assets	$7,275,308	$5,237,970	38.9	$4,619,093	57.5
Investment securities	3,479,336	2,684,947	29.6	1,749,590	98.9
Bank loans, net	3,449,662	2,298,929	50.1	2,706,074	27.5
Loans held for sale	189,921	121,939	55.8	179,588	5.8
Deposits	6,638,359	4,790,084	38.6	4,116,814	61.2
Allowance as a percentage of loans 4	0.90%	0.94%		1.08%
Non-performing assets as a percentage of total assets	0.03%	0.13%		0.03%

(4) Excluding acquired loans of $(*) million, the allowance as a percentage of loans totaled (*)% as of December 3, 2015.

Institutional Group Summary Results of Operations (Unaudited)
	Three Months Ended					Year Ended
(in 000s)	12/31/15	12/31/14	% Change	9/30/14	% Change	12/31/15	12/31/14	% Change
Revenues:
Commissions	$58,891	$59,622	(1.2)	$59,607	(1.2)	$241,528	$224,046	7.8
Principal transactions	69,520	52,010	33.7	60,750	14.4	244,646	237,578	3.0
Brokerage revenues	128,411	111,632	15.0	120,357	6.7	486,174	461,624	5.3
Capital raising	61,766	58,200	6.1	59,466	3.9	264,858	243,229	8.9
Advisory fees	30,810	103,266	(70.2)	49,142	(37.3)	192,584	273,333	(29.5)
Investment banking	92,576	161,466	(42.7)	108,608	(14.8)	457,442	516,562	(11.4)
Other 5	25,338	3,124	*	3,160	*	31,978	18,885	69.3
Net revenues	246,325	276,222	(10.8)	232,125	6.1	975,594	997,071	(2.2)
Non-interest expenses:
Compensation and benefits	143,162	169,226	(15.4)	143,911	(0.5)	596,561	612,330	(2.6)
Non-compensation operating expenses	62,246	59,262	5.0	62,361	(0.2)	237,991	219,195	8.6
Total non-interest expenses	205,408	228,488	(10.1)	206,272	(0.4)	834,552	831,525	0.4
Income before income taxes	$40,917	$47,734	(14.3)	$25,853	58.3	$141,042	$165,546	(14.8)
As a percentage of net revenues:
Compensation and benefits	58.1	61.3		62.0		61.1	61.4
Non-compensation operating expenses	25.3	21.4		26.9		24.4	22.0
Income before income taxes	16.6	17.3		11.1		14.5	16.6

*	Percentage not meaningful.

Institutional Group Brokerage & Investment Banking Revenues (Unaudited)
	Three Months Ended					Year Ended
(in 000s)	12/31/15	12/31/14	% Change	9/30/15	% Change	12/31/15	12/31/14	% Change
Institutional brokerage:
Equity	$54,837	$67,377	(18.6)	$59,769	(8.2)	$235,155	$250,224	(6.0)
Fixed income	73,574	44,255	66.3	60,588	21.4	251,019	211,400	18.7
Institutional brokerage	128,411	111,632	15.0	120,357	6.7	486,174	461,624	5.3
Investment banking:
Capital raising:
Equity	38,499	38,866	(0.9)	33,332	15.5	161,650	185,779	(13.0)
Fixed income	23,267	19,334	20.3	26,134	(11.0)	103,208	57,450	79.6
Capital raising	61,766	58,200	6.1	59,466	3.9	264,858	243,229	8.9
Advisory fees:	30,810	103,266	(70.2)	49,142	(37.3)	192,584	273,333	(29.5)
Investment banking	$92,576	$161,466	(42.7)	$108,608	(14.8)	$457,442	$516,562	(11.4)

[5]	Includes net interest, asset management and service fees, and other income.

Non-GAAP Financial Measures

The Company utilized non-GAAP calculations of presented net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin, and basic and diluted earnings per share as additional measures to aid in understanding and analyzing the Company’s financial results for the three and twelve months ended December 31, 2015. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of the Company’s current financial performance. These non-GAAP amounts primarily exclude acquisition related expenses which management believes are duplicative and will be eliminated, stock-based compensation and other expenses which in management’s view are not representative of on-going business.

A limitation of utilizing these non-GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expenses ratios, pre-tax margin, and basic and diluted earnings per share is that the GAAP accounting effects of these merger-related charges do in fact reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin, and basic and diluted earnings per share and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

The following table provides details with respect to reconciling net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin, and basic and diluted earnings per share on a GAAP basis for the three and twelve months ended December 31, 2015 to the aforementioned expenses on a non-GAAP basis for the same period.

	Three Months Ended December 31, 2015			Year Ended December 31, 2015
(in 000s, except per share amounts)	Non-GAAP	Adjustments	GAAP	Non-GAAP	Adjustments	GAAP
Net revenues	$582,336	$(1,050)	$581,286	$2,335,387	$(3,793)	$2,331,594
Non-interest expenses:
Compensation and benefits	377,427	21,539	398,966	1,472,090	96,772	1,568,862
Non-compensation operating expenses	147,616	23,622	171,238	560,334	60,831	621,165
Total non-interest expenses	525,043	45,161	570,204	2,032,424	157,603	2,190,027
Income from continuing operations before income taxes	57,293	(46,211)	11,082	302,963	(161,396)	141,567
Provision for income taxes	17,082	(17,172)	(90)	109,902	(60,671)	49,231
Net income from continuing operations	$40,211	$(29,039)	$11,172	$193,061	$(100,725)	$92,336
Earnings per share::
Basic	$0.59	$(0.43)	$0.16	$2.82	$(1.47)	$1.35
Diluted	$0.51	$(0.37)	$0.14	$2.46	$(1.28)	$1.18
As a percentage of net revenues:
Compensation and benefits	64.8		68.6	63.0		67.3
Non-compensation operating expenses	25.4		29.5	24.0		26.6
Income before income taxes	9.8		1.9	13.0		6.1

Investor Relations

Sarah Anderson

(415) 364-2500, investorrelations@stifel.com